                                                                Exhibit 23(a)



                        INDEPENDENT AUDITORS' CONSENT
                        -----------------------------


The Trustees and Shareholders
EastGroup Properties:


We consent to the inclusion of our report dated January 28, 1997, with respect to the historical summary of gross income and direct operating expenses of Walnut Business Park for the year ended December 15, 1995, which report appears in the Form 8-K of EastGroup Properties dated January 30, 1997.



                                        KPMG Peat Marwick LLP


Jackson, Mississippi
January 28, 1997